Exhibit 10.8
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
AMENDED AND RESTATED SEASONAL / OTHER LICENSE AGREEMENT
     This License Agreement (the “Agreement”) is executed this June 29, 2009 (the “Execution Date”), to be effective as set forth in Article 4, by and between Novavax, Inc., a Delaware corporation having an address at 9920 Belward Campus Drive, Rockville, Maryland 20850, United States of America (“Novavax”) and CPL Biologicals Private Limited, a limited company incorporated under the laws of India having an address at “Cadila Corporate Campus”, Sarkhej-Dholka Road, Bhat, Ahmedabad — 382210, Gujarat, India (“Company”). Novavax and Company are sometimes referred to herein each individually as a “Party” and collectively as the “Parties.”
RECITALS
     Whereas, Novavax is a specialty biopharmaceutical company engaged in the research, development and commercialization of its virus like particle technology into vaccine products for the prevention of infectious diseases such as seasonal influenza and other infectious diseases;
     Whereas, Novavax Controls the Licensed Rights, as defined below;
     Whereas, Company wishes to obtain a license under the Licensed Rights, to practice the processes included or claimed in the Licensed Rights and to Develop and Commercialize Licensed Products; and
     Whereas, Novavax is willing to grant such license on the terms and conditions of this Agreement.
     Now, Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Novavax and Company hereby agree as follows:
ARTICLE 1
DEFINITIONS
     References in the body of this Agreement to “Sections” will refer to the sections of this Agreement. In addition, as used herein, the following initially capitalized terms will have the following meanings:
     1.1 “Affiliate” means any corporation or other business entity controlled by, controlling, or under common control with a Party, with “control” (for purposes of this Section 1.1 only) meaning (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock (or, in the case of a non-corporate entity, of the equity interests with the power to direct the management and policies) of such corporation or other business entity, or (b) possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such corporation or other business entity, whether through the ownership of voting securities,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
by contract, or otherwise; provided that for purposes of this Agreement, Novavax and Cadila Pharmaceuticals Limited shall not be deemed to be an Affiliate of Company.
     1.2 “Business Day” means any day other than a Saturday, Sunday or other day on which the principal commercial banks located in Mumbai, India and Washington, DC, United States are not open for business during normal business hours.
     1.3 “Commercialize” or “Commercialization” means all activities that are undertaken to prepare for launch before Regulatory Approval (including pricing and reimbursement approvals) undertaken after Regulatory Approval for a particular Licensed Product and that relate to the commercial marketing and sale of such Licensed Product including advertising, sales, marketing, promotion, distribution, and phase IV clinical trials.
     1.4 “Control” means, with respect to any intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant a license or sublicense in or to such right without violating the terms of any agreement or other arrangement with any Third Party existing at the time that this Agreement first requires such Party to grant the other Party such license or sublicense, provided that, for the avoidance of doubt, if the ability to grant such license or sublicense without violating the terms of any such agreement or other arrangement arises after such time, the license or sublicense shall be deemed granted hereunder at such later date.
     1.5 “Develop” or “Development” means the performance of all non-clinical, pre-clinical and clinical development, manufacturing and regulatory activities for a Licensed Product that are required to obtain Regulatory Approval of a Licensed Product in the Territory.
     1.6 “Developed Know-How” has the meaning in Section 5.1.
     1.7 “Effective Date” means the date on which the condition precedent set forth in Article 4 is first satisfied.
     1.8 “Governmental Authority” means any applicable court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.
     1.9 “IND” means a U.S. Food and Drug Administration investigational new drug application, or its foreign equivalent.
     1.10 “Joint Venture Agreement” means the Amended and Restated Joint Venture Agreement by and between Novavax and Cadila Pharmaceuticals Limited, dated June 29, 2009, as amended from time to time.
     1.11 “Know-How” means all tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, protocols, processes, formulas, knowledge, know-how, skill, experience, records, documents, data and results (including pharmacological, toxicological, non-clinical and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     1.12 “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, or other political subdivision, domestic or foreign.
     1.13 “Licensed Product” means (a) Novavax’s current trivalent, intra-muscular seasonal influenza vaccine containing a virus like particle (VLP) consisting of an avian influenza M1 protein or influenza M1 protein containing an avian influenza M1 L-domain sequence and a seasonal influenza HA and seasonal influenza NA described in the U.S. IND No. BB-IND 13787 and appropriate diluent(s) wherein the seasonal HA and seasonal NA under the IND are recommended by the World Health Organization (WHO) Collaborating Centers for Reference and Research on Influenza located at the Centers for Disease Control and Prevention (CDC) in Atlanta, Georgia, (“Seasonal Influenza Licensed Product”) and (b) vaccines consisting of a virus like particle (VLP) consisting of an avian influenza M1 protein or influenza M1 protein containing an avian influenza M1 L-domain sequence and one or more antigens from (i) chikun gunya virus, (ii) [* * *] dengue fever), (iii) hepatitis E [* * *] (“Other Products”), together with, in each case of both (a) and (b), any minor modifications thereto including, by way of example but not limitation, changes to any excipient, changes arising from a change in manufacturing process, or change in dosage, or substitution of one or more seasonal influenza HAs and/or NAs designated by the CDC for seasonal influenza HAs and/or NAs designated by the corresponding authority in India (e.g., the WHO in India). Licensed Product shall include any Other Product used in combination with another active ingredient, antigen or adjuvant. [* * *] Licensed Product shall include the trivalent, intra-muscular seasonal influenza vaccine containing a virus like particle (VLP) consisting of an avian influenza M1 protein or influenza M1 protein containing an avian influenza M1 L-domain sequence and a seasonal influenza HA and seasonal influenza NA that Novavax launches for commercial sale in the United States after Regulatory Approval of such vaccine; it being understood that for so long as (but only for so long as) such vaccine is being developed in clinical trials by or for Novavax in support for commercial launch in the United States, such vaccine shall be deemed a Licensed Product hereunder prior to commercial launch (for the purpose of allowing the Company to develop and launch such product in the Territory in accordance with the terms and conditions of this Agreement promptly following its launch by Novavax in the United States).
     1.14 “Licensed Rights” means the Novavax Patents and any and all Know-How, including any Developed Know-How, owned or Controlled by Novavax at any time during the term of this Agreement which is used or embodied in, or useful for developing or manufacturing, any Licensed Products, including, without limitation, Know-How regarding Novavax’s proprietary baculovirus insect cell expression and manufacturing system and improvements thereto.
     1.15 “Novavax Patents” means any and all Patents in the Territory owned or Controlled by Novavax at any time during the term of this Agreement covering or claiming a Licensed Product and/or the manufacture or use thereof including, without limitation, the Patents listed on Schedule 1.
     1.16 “Patent” means any and all (a) issued patents and inventors’ certificates and re-examinations, reissues, renewals, extensions, registrations, substitutions, supplementary protection certificates and term restorations with respect to any of the foregoing, and (b) pending

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
applications for patents and inventors’ certificates and patents that issue therefrom, including, without limitation, provisional applications, continuations, continuations-in-part, divisional and substitute applications with respect to any of the foregoing.
     1.17 "Program Data” means (a) research, preclinical, clinical, manufacturing and similar data, information, material and results, (b) regulatory filings and approvals, and (c) sales and marketing information.
     1.18 “Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or widespread sale of a Licensed Product in a regulatory jurisdiction in the Territory.
     1.19 “Regulatory Authority” means any Governmental Authority with responsibility for granting any licenses or approvals necessary for the marketing and sale of pharmaceutical products in the Territory.
     1.20 “Regulatory Documentation” means, with respect to a Licensed Product, all Regulatory Filings and supporting documents created, submitted to a Regulatory Authority, and all data contained therein, including, without limitation, any Investigational New Drug Application, New Drug Application, Marketing Authorization Application, foreign counterparts thereof, Investigator’s Brochures, drug master files, correspondence to and from a Regulatory Authority, minutes from teleconferences with Regulatory Authorities, registrations and licenses, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files and manufacturing records.
     1.21 “Regulatory Filing” means the foreign counterparts of an Investigation New Drug Application, New Drug Application, Marketing Authorization Application and any other filings required by Regulatory Authorities relating to the study, Development, manufacture or Commercialization of any Licensed Product in the Territory.
     1.22 “Technical Services Agreement” means that certain Amended and Restated Technical Services Agreement between Novavax and Company dated as of the date hereof, as amended from time to time.
     1.23 “Territory” means India.
     1.24 “Third Party” means a person or entity other than (a) Novavax, (b) Company, (c) an Affiliate of Novavax or (d) an Affiliate of Company.
     1.25 “U.S.” means the United States of America.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
ARTICLE 2
LICENSES
     2.1 License Grant to Company. Novavax hereby grants to Company an exclusive, fully paid-up, royalty-free (except as expressly set forth in Section 2.7), non-transferable, right and license under the Licensed Rights during the term of this Agreement to (a) research, develop, use, sell, have sold, offer to sell and import Licensed Products in the Territory, and (b) make (and have made solely by Cadila Pharmaceuticals Ltd., a Company incorporated under the laws of India (“Cadila”) or an Affiliate of Cadila, subject to Novavax’s approval described below) Licensed Products in the Territory solely to develop, use, sell, have sold, offer to sell and import Licensed Products in the Territory. The foregoing license shall be exclusive for Licensed Products in the Territory, even as to Novavax, provided that Novavax retains the right to perform its obligations under this Agreement, the Technical Services Agreement and any other agreement between Company and Novavax.
     Novavax shall be reasonable in granting or withholding its approval to permit Cadila or an Affiliate of Cadila to make Licensed Products in the Territory. Novavax’s approval shall be subject to its consideration of, among other things, any documentation or agreement surrounding such manufacturing of the Licensed Product (which, in any case, shall be solely for the benefit of the Company), the safeguards in place with regard to any such manufacturing, the protection of the Licensed Rights, and Novavax’s ability to conduct reasonable due diligence on any Affiliate of Cadila. In no event does the license grant to the Company under this Section 2.1 permit the Company to have Licensed Products made by a Third Party other than Cadila or an Affiliate of Cadila, subject to the approval described above.
     2.2 License Grant to Novavax. The Company hereby grants to Novavax a fully paid-up, royalty-free exclusive right and license under Developed Know-How owned or Controlled by the Company, including any Patents that issue therefrom, to (a) research, develop, use, sell, have sold, offer to sell and import (i) Seasonal Influenza Licensed Products and (ii) other seasonal influenza vaccines outside the Territory, and (b) make and have made (i) Seasonal Influenza Licensed Products and other seasonal influenza vaccines outside the Territory solely to develop, use, sell, have sold, offer to sell and import Seasonal Influenza Products outside the Territory. For clarity, the license grant to Novavax under this Section 2.2 does not include the right research, develop, use, make, have made, sell, have sold, offer to sell and import the Other Products outside the Territory.
     2.3 Sublicenses. Company shall not sublicense the Licensed Rights to any Third Party without the prior written consent of Novavax, which consent may be withheld in its sole discretion. Upon execution of a sublicense, after receipt of Novavax consent, Company will notify Novavax of the execution of the sublicense and provide a copy to Novavax promptly following execution thereof.
     2.4 No Implied Rights or Licenses. No right or license, other than those expressly set forth in this Agreement are granted to either party hereunder, and no additional rights will be deemed granted to either party by implication, estoppel or otherwise. All rights not expressly granted by either party to the other hereunder are reserved.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     2.5 Research Data; Right of Reference.
          (a) Company shall keep complete and accurate notes, accounts and records of all Program Data with respect to Licensed Products, including the manufacture thereof. Novavax shall have the right to access, use and reference for its Development and Commercialization of its products outside the Territory Program Data related to Licensed Products in the possession or control of the Company. The Company shall provide such cooperation and assistance as reasonably requested by Novavax from time to time to effectuate the foregoing, including, without limitation by providing access to and disclosure of Program Data to Novavax and by providing such authorization and consents required for reference to regulatory filings and approvals.
          (b) Company shall have the right to access, use and reference for its Development and Commercialization of Licensed Products in the Territory Program Data related to Licensed Products in the possession or control of Novavax. Novavax shall provide such cooperation and assistance as reasonably requested by Company from time to time to effectuate the foregoing, including, without limitation by providing access to and disclosure of Program Data to Company and by providing such authorization and consents required for reference to regulatory filings and approvals.
     2.6 Grey Market. The Parties reasonably cooperate to formulate and implement reasonable precautions designed to prevent Licensed Products made or sold by or for such Party or its respective Affiliates and permitted sublicensees from being sold outside of its respective territory (i.e., outside the Territory for the Company and inside the Territory for Novavax). Further, each Party will take reasonable measures so that its distributors, Affiliates and wholesalers to whom the Company or Novavax provides its respective Licensed Products are aware of the respective territorial limitations.
     2.7 Third Party License Agreements. The license granted under Section 2.1 may be subject to applicable terms and conditions of a license agreement with a Third Party, under which any Licensed Rights are sublicensed to the Company hereunder by Novavax (each a “Third Party License Agreement”). Novavax shall be responsible for maintaining the Third Party License Agreements and for any payments owed by Novavax thereunder; provided, however, that if a royalty is owed on sales of Licensed Product by or for the Company in the Territory under such Third Party License Agreement, such payments will be paid by Company.
     2.8 Combination Products Reservation. Novavax shall not, directly or indirectly, (i) engage in, promote, or finance the research, development, or commercialization of, or (ii) grant any license, or any similar rights with respect to, to a Third Party, in each case of (i) and (ii), a Licensed Product in combination with another active ingredient, antigen or adjuvant in the Territory.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
ARTICLE 3
LICENSED PRODUCT DEVELOPMENT AND COMMERCIALIZATION
     3.1 Development and Commercialization of Licensed Products.
          (a) General. Company will have sole responsibility, at Company’s sole expense, for all Development and Commercialization of Licensed Products in the Territory in accordance with the terms of this Agreement.
          (b) Development and Commercialization of Seasonal Influenza Licensed Products. Prior to [* * *], Company shall present to Novavax for its written approval Development plans for the Seasonal Influenza Licensed Product which shall specify preclinical studies (including a toxicology program and other preclinical testing), human clinical trials, manufacturing scale up, Regulatory Approval strategy and any other significant Development activities, that Company plans to perform to obtain Regulatory Approval of such Licensed Products in the Territory (the “Seasonal Development Plans”). Novavax may reasonably request adjustments to activities described in such Development plans as a condition to granting its approval. In no event shall Company materially alter a Seasonal Development Plan without Novavax’s prior written consent. Company shall conduct Development of such Licensed Products in a manner that is materially consistent with the Seasonal Development Plans. All clinical trial protocols for Seasonal Influenza Licensed Products conducted by Company shall require the prior written approval of Novavax. Prior to [* * *] Company shall present to Novavax for its written approval a plan to Commercialize the Seasonal Influenza Licensed Product which shall specify a multi-year marketing and public relations strategy, operational plans to implement such strategies and any other significant Commercialization activities (the “Seasonal Commercialization Plan”). Novavax may reasonably request adjustments to the Commercialization plan as a condition to granting its approval. In no event shall Company materially alter the Seasonal Commercialization Plan without Novavax’s prior written consent. Company shall conduct Commercialization of such Licensed Products in a manner that is materially consistent with the Seasonal Commercialization Plan. Novavax acknowledges that the Licensed Products are being contributed by Novavax to the Company in accordance with the Joint Venture Agreement and that if the Company cannot Develop and Commercialize such Licensed Products it will not obtain the value of such contribution. Company acknowledges that Novavax (or its affiliates or licensees) are Developing and Commercializing Licensed Products outside the Territory and Company’s activities could raise safety concerns and have an impact on Novavax’s activities including the Regulatory Approval and regulatory profile of an approved Licensed Product outside the Territory. Accordingly, taking into account Novavax’s and Company’s respective interests including, without limitation, as provided in the two preceding sentences, Novavax shall not unreasonably withhold, delay or condition any of its consents or approvals hereunder.
          (c) Development and Commercialization of Other Products. Before beginning any Development or Commercialization activities with respect to an Other Product, Company shall present to Novavax Development plans and Commercialization plans, as the case may be, for such Other Product and material alterations to such plans. Novavax may review and comment on such Other Product Development plans and Commercialization plans and material

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
alterations to such plans and Company will consider in good faith the reasonable comments of Novavax. Company shall conduct Development and Commercialization of such Other Product in a manner that is materially consistent with such Other Product Development plans and Commercialization plans.
     3.2 Regulatory Affairs. Company will be responsible for developing Regulatory Documentation and preparing and submitting Regulatory Filings, seeking Regulatory Approvals, and maintaining Regulatory Approvals for Licensed Products in the Territory. As set forth in the Technical Services Agreement, Novavax will cooperate with Company in preparing and filing all such reports.
     3.3 Manufacture and Supply. Company will be responsible for the manufacture of Licensed Product in the Territory and for all costs associated therewith. Certain amount of supply of preclinical and clinical supply of Licensed Product will be made under the Amended and Restated Supply Agreement, dated as of June 29, 2009, between Company and Novavax, as amended from time to time (the “Supply Agreement”).
     3.4 Adverse Event Reporting. Company will maintain a record of all non-medical and medical Licensed Product-related complaints and reports of Adverse Events in the Territory with respect to any Licensed Product Developed or Commercialized by the Company. At the request of either party, Novavax and the Company shall enter into reasonable and customary pharmacovigilance agreement with respect to sharing of adverse event data and information for Licensed Products as required to comply with applicable laws and regulations.
     3.5 Development and Commercial Reporting. During the Term of this Agreement, Company will provide a half-yearly written progress report to Novavax summarizing the Development and Commercialization of Licensed Product(s) during the prior six months. Each such progress report will be provided to Novavax by Company no later than March 1st or September 1st (as the case may be) of each year following the Effective Date.
     3.6 Minor Modifications; Intent. During the Term of this Agreement, Novavax will promptly provide Company with details of any minor modifications it makes to the Seasonal Influenza Licensed Product as Novavax develops it for Regulatory Approval. [* * *]
ARTICLE 4
CONDITION PRECEDENT
     This Agreement, including the license grants, obligations and benefits herein, shall only become effective if, and shall automatically become effective upon, satisfaction of the following condition precedent; provided that such condition is satisfied before [* * *]:
     Obtain any required approval of the Foreign Investment Promotion Board and the Reserve Bank of India for the issuance to Novavax of [* * *] shares of Company, or such other amount as set forth in the Joint Venture Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     If the foregoing occurs before [* * *], the first Party receiving documented evidence thereof shall notify the other and include in such notice the date thereof which date shall thereupon be the Effective Date hereunder.
ARTICLE 5
INTELLECTUAL PROPERTY
     5.1 Disclosure. During the Term, the Parties will promptly disclose to one another all Know-How (whether patentable or not) developed, conceived or reduced to practice during the Development, manufacture or Commercialization of a Licensed Product which is regarding or directed to a Licensed Product (“Developed Know-How”). Novavax shall also disclose to the Company any Know-How within the Licensed Rights obtained, licensed or generated after the Effective Date which is not included within the Developed Know-How.
     5.2 Ownership. Novavax shall own all Developed Know-How and any other intellectual property that is conceived and reduced to practice solely by Novavax. The Company shall own all Developed Know-How and any other intellectual property that is conceived and reduced to practice solely by Company. Novavax and the Company shall jointly own in accordance with U.S. Laws regarding joint ownership of the applicable type of intellectual property, all Developed Know-How and any other intellectual property that is conceived or reduced to practice by Novavax and Company jointly.
     5.3 Prosecution and Maintenance of Patents. Novavax shall have the sole and exclusive right and authority to control the filing, prosecution, maintenance, and renewal of all Novavax Patents and any Patents that result from Developed Know-How which is owned by Novavax or jointly owned as provided in Section 5.2, at its own expense. Company shall have the sole and exclusive right and authority to control the filing, prosecution, maintenance and renewal of any Patents that result from Developed Know-How owned by Company as provided in Section 5.2. With respect to any such Patents in the Territory and with respect to any such Patents that are subject to the license granted to Novavax in Section 2.2 anywhere in the world (the “ROW Patents”), the prosecuting party shall (i) provide the other party with copies of all material filings, documentation and correspondence from, sent to or filed with patent offices in the Territory or anywhere in the world for the ROW Patents, and (ii) provide the other party with a reasonable opportunity to comment upon all filings and actions with such patent offices in advance of submissions to such patent offices. For purposes of this Section 5.3, “filing, prosecution and maintenance” of patents shall be deemed to include, without limitation, appeals to administrative or judicial entities having jurisdiction over patentability, the conduct of interferences or oppositions, and/or requests for re-examinations, reissues or extensions of patent terms.
     5.4 Abandoned Patents. In the event the prosecuting party determines not to initiate patent prosecution for any particular patentable Developed Know-How invention or to cease prosecution or maintenance of, or otherwise abandon, any Patents that are the subject of Section 5.3 in the Territory, or with respect to ROW Patents anywhere in the world (which the prosecuting party may do in its sole discretion), the prosecuting party shall provide reasonable prior written notice to the other party sufficient for the other party to timely initiate or take over the prosecution

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
and maintenance of such Patent and timely file any required documents and responses with the relevant government patent office in the Territory, or with respect to ROW Patents anywhere in the world, with respect thereto, and the other party may elect (in its sole discretion) to prosecute and maintain such Patent, at the other party’s sole expense. In such event, upon the request of and, at the expense of the other party, the prosecuting party shall assign to the other party all of its right, title and interest in, to and under such Patent which the prosecuting party has decided to abandon and provide reasonable cooperation to the other party with respect thereto (including, without limitation, providing necessary information and executing relevant documents).
     5.5 Enforcement of Patents.
          (a) Infringement by Third Parties. In the event that Novavax or the Company becomes aware of or has reasonable suspicions of third party activities in the Territory that could constitute infringement of the Novavax Patents or Patents that issue from Developed Know-How in the Territory, or with respect to ROW Patents anywhere in the world, or misappropriation of the Novavax Know-How or Developed Know-How in the Territory, or with respect to Developed Know-How any that is subject to the license granted to Novavax in Section 2.2 anywhere in the world (“ROW Know-How”), then such party shall promptly notify the other parties of such third party activities, including identification of the third party and delineation of the facts relating to such third party activities. The Company shall have the right (but shall not be obligated) to enforce the Novavax Patents, Novavax Know-How and Developed Know-How against any actual or alleged infringement or misappropriation thereof in the Territory by a third party (by bringing a suit, action or proceeding against such third party), at the Company’s sole expense. Novavax shall have the right (but shall not be obligated) to enforce the ROW Patents and ROW Know-How within the scope of the licenses granted to Novavax in Section 2.2 against any actual or alleged infringement or misappropriation thereof outside the Territory by a third party (by bringing a suit, action or proceeding against such third party), at Novavax’s sole expense. If the Company does not enforce the Novavax Patents or Know-How by (i) one hundred (100) days following the notice of alleged infringement or (ii) thirty (30) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such an action, whichever comes first, then Novavax shall have the right (but not the obligation) to enforce the Novavax Patents and Novavax Know-How against any actual or alleged infringement or misappropriation thereof in the Territory by a third party (by bringing a suit, action or proceeding against such party), at Novavax’s sole expense. The non-prosecuting party shall reasonably cooperate with the prosecuting party in such enforcement activities, at the prosecuting party’s expense, including by agreeing to be named as a party to (or bringing in its own name) such suit, action or proceeding for the benefit of the non-prosecuting party if required for such enforcement action to proceed. The prosecuting party shall keep the non-prosecuting party reasonably informed regarding any such enforcement action and shall consider in good faith the reasonable comments and suggestions of the non-prosecuting party related to such suit, action or proceeding. All recoveries received by the prosecuting party from any such enforcement action shall be retained by the prosecuting party.
          (b) Challenge by Third Parties. Novavax and Company will each notify the other Party in writing within ten (10) Business Days of learning of any alleged or threatened opposition, reexamination request, action for declaratory judgment, nullity action, interference or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
other attack upon the validity, title or enforceability of the Licensed Rights or the ROW Patents or ROW Know-How by a Third Party. Owner of the subject Patent will have the right (but not the obligation) to defend any such challenge in the Territory. If the owner of the subject Patent commences a defense against the alleged or threatened challenge (i) within sixty (60) days following the detection of the alleged challenge, or (ii) ten (10) Business Days before the time limit, if any, set forth in appropriate Laws and regulations for making a filing in defense of such a challenge, whichever comes first, then the owner of the subject Patent will so notify the other party promptly. Notwithstanding the foregoing, if any such action for declaratory judgment, nullity action, or other attack upon the validity, title or enforceability of the Licensed Right includes or will include counterclaims of infringement of the Licensed Rights, ROW Patents or ROW Know-How by the Third Party, control of such action or other attack shall be governed by Section 5.5(a).
ARTICLE 6
CONFIDENTIALITY; PUBLICATION
     6.1 Confidentiality. The Parties anticipate that under this Agreement each Party will provide confidential and/or proprietary information to the other Party and that the use and disclosure of such information shall be governed by Article 18 of the Joint Venture Agreement which is hereby incorporated by reference.
     6.2 Publication.
          (a) Each Party shall have the right to publish the data and results related to Licensed Products, subject to the rest of this Section 6.2. Prior to public disclosure or submission for publication of a proposed publication describing the results of any scientific or clinical activity relating to a Licensed Product, the Party proposing such publication shall send the other Party by expedited delivery a copy of the proposed publication to be submitted and shall allow the other Party a reasonable time period (but not more than sixty (60) days from the date of confirmed receipt) in which to determine whether the proposed publication contains subject matter for which patent protection should be sought (prior to publication of such proposed publication) for the purpose of protecting an invention, or whether the proposed publication contains the Confidential Information of such other Party, or whether the proposed publication contains information that is reasonably likely to have a material adverse impact on the development or commercialization of Licensed Products. Following the expiration of applicable time period for review, the Party proposing such publication shall be free to submit such proposed publication for publication and publish or otherwise disclose to the public such scientific or clinical results, subject to the procedures set forth in Section 6.2(b).
          (b) If the Party reviewing such publication believes that the subject matter of the proposed publication by the other Party contains Confidential Information of the Party or a patentable invention owned by the Party or in which it otherwise has exclusive rights hereunder, then prior to the expiration of the applicable time period for review, such Party shall notify the Party proposing such publication in writing of such belief. On receipt of written notice from the other Party that such proposed publication contains its Confidential Information, the Party

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
proposing publication shall remove such Confidential Information from such proposed publication prior to any publication thereof, unless the other Party agrees otherwise in writing. On receipt of written notice from the other Party that such proposed publication contains a patentable invention owned by it or in which it otherwise has exclusive rights hereunder, the Party proposing publication shall delay public disclosure of such information or submission of the proposed publication for an additional period of thirty (30) days to permit preparation and filing of a patent application on such invention. The Party proposing publication shall thereafter be free to publish or disclose such information.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
     7.1 Mutual Warranties. Each of Novavax and Company hereby represents, warrants and covenants to the other as of the Execution Date that:
          (a) it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof, and this Agreement is legally binding upon it and enforceable in accordance with its terms.
          (b) the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Law of any governmental authority having jurisdiction over it;
          (c) it has not granted, and during the Term it will not grant, any right to any Third Party that would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder; and
          (d) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party to enter into, or perform its obligations under, this Agreement have been obtained.
     7.2 Representations by Novavax. In addition to the representations and warranties made in Section 7.1, Novavax hereby represents, warrants and covenants to Company that:
     (a) as of the Execution Date, the Licensed Rights are subsisting and are not the subject of any interference, re-issue, re-exam, opposition or appeal proceedings;
     (b) as of the Execution Date, no Third Party has filed, pursued or maintained or, to the best of its knowledge, threatened in writing to file, pursue or maintain any claim, lawsuit, charge or other action involving any Licensed Right including any claim, lawsuit, charge, or action alleging that any Licensed Right is invalid or unenforceable;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     (c) as of the Execution Date and to the best of its knowledge, all employees and agents of Novavax who have performed any activities on its behalf in connection with research regarding the Licensed Rights have properly assigned to Novavax the whole of their rights in any intellectual property made, discovered or developed by them as a result of such research, and no Third Party has any rights to any such intellectual property;
     (d) as of the Effective Date, the Licensed Rights are free and clear of any liens, charges, encumbrances or rights of others, to possession or use that may interfere with Novavax’s possession or use under this Agreement;
     (e) as of the Effective Date, it has sufficient rights to grant the licenses granted to the Company hereunder; and
     (f) as of the Effective Date, all third party agreements licensing any Licensed Rights to Novavax, which are sublicensed to the Company hereunder, are currently in full force and effect, and it has not received notice of material breach or termination thereof.
     7.3 DISCLAIMER OF WARRANTIES. Except as expressly set forth herein, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each Party expressly does not warrant, and disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement, (b) the safety or usefulness for any purpose of the technology or Materials it provides or discovers under this Agreement; and/or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.
ARTICLE 8
INDEMNIFICATION
     8.1 Indemnification by Company. Company will indemnify, defend and hold harmless Novavax, its affiliates, directors, officers and employees (each a “Novavax Indemnitee”) from and against any and all liability, loss, damage or expense (including without limitation reasonable attorneys fees) it may suffer as the result of Third Party claims, demands, actions and proceedings brought against it (collectively, “Losses”) to the extent such Losses result from the (a) negligence or willful misconduct by Company, its Affiliates, employees, agents, or Third Party contractors, or (b) manufacture, use, sale, or offer for sale of a Licensed Product in the Territory due to a design defect or a manufacturing defect, including but not limited to, a Loss related to the death of or injury to a Third Party. Company’s obligation to indemnify Novavax pursuant to this Section 8.1 will not apply to the extent of any Loss that arises from the (i) material breach by Novavax of its representations, warranties or covenants contained within this Agreement, (ii) negligence or willful misconduct of any Novavax Indemnitee, or (iii) a manufacturing defect of Licensed Product supplied by Novavax under the Supply Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     8.2 Indemnification by Novavax. Novavax will indemnify, defend and hold harmless Company, its affiliates, directors, officers and employees (each a “Company Indemnitee”) from and against any and all Losses to the extent such Losses result from the (a) negligence or willful misconduct by Novavax, its Affiliates, employees, agents or Third Party contractors, or (b) manufacture, use, sale, or offer for sale of a Licensed Product outside the Territory due to a design defect or a manufacturing defect, including but not limited to, a Loss related to the death of or injury to a Third Party. Novavax’s obligation to indemnify the Company Indemnitee pursuant to this Section 8.2 will not apply to the extent of any Loss that arises from the (i) material breach by Company of its representations, warranties or covenants contained within this Agreement or (ii) negligence or willful misconduct of any Company Indemnitee.
     8.3 Procedures. Indemnitor’s agreement to indemnify, defend and hold harmless an Indemnitee is conditioned on Indemnitee (a) providing prompt written notice of any claim giving rise to an indemnification obligation hereunder but only if a failure to so notify causes prejudicial harm to the Indemnitor’s ability to defend, (b) permitting Indemnitor to assume full responsibility to investigate, prepare for and defend against any such claim, (c) providing reasonable assistance in the defense of such claim at Indemnitor’s reasonable expense, and (d) not compromising or settling such claim without Indemnitor’s advance written consent.
     8.4 Insurance. Each Party will maintain comprehensive general liability insurance coverage, including products liability, in amounts it reasonably determines are appropriate with respect to the Development and Commercialization of Licensed Products in its respective territory.
     8.5 Limitation of Liability. EXCEPT TO THE EXTENT (A) SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 8, OR (B) AS REGARDS A BREACH OF A PARTY’S RESPONSIBILITIES PURSUANT TO ARTICLE 6, NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES WILL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.
ARTICLE 9
TERM; BREACH
     9.1 Term and Termination. The term of this Agreement will commence on the Execution Date and will continue until (a) the Company provides sixty (60) days prior written notice of termination to Novavax, (b) the Parties mutually agree in writing to terminate the Agreement, or (c) Novavax terminates the Joint Venture Agreement by providing a Notice of Termination under and pursuant to Section 11.2 of the Joint Venture Agreement. In no event shall either Party have the right to terminate this Agreement based upon any breach by the other Party, and to the extent that any right to terminate is provided under any Laws, the Parties hereby waive such right.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     9.2 Breach and Remedies. In addition to any remedies available under any laws, the following remedies shall be available to a party in the event of the following breaches
          (a) In the event that Section 2.6 is materially breached by either party, the non-breaching party shall be entitled to damages equal to its lost profit from lost sales of Licensed Products in or out of the Territory (as applicable) due to the “grey market” breach.
          (b) In the event that Company (i) materially alters a Seasonal Development Plan or Seasonal Commercialization Plan for Seasonal Influenza Licensed Product without Novavax’s prior written consent, or (ii) initiates a clinical trial of Seasonal Influenza Licensed Product without Novavax’s approval or materially deviates from an approved clinical trial protocol for Seasonal Influenza Licensed Product without the prior written consent of Novavax, then Novavax shall have right to obtain injunctive relief with respect to such breach before any court of competent jurisdiction in accordance with Section 10.3.
     9.3 Survival. The following provisions of this Agreement shall survive expiration or termination of this Agreement for any reason: Article 8 and Sections 6.1 and 7.3. In the event that this Agreement is terminated under 9.1(c), the license grant under Section 2.2 shall survive as a fully paid, exclusive license solely under Developed Know-how owned or Controlled by Company, including any Patents that issue therefrom, as of the effective date of termination (i.e., excluding any intellectual property developed or acquired after such date of termination).
ARTICLE 10
DISPUTE RESOLUTION
     10.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 10 if and when a dispute arises under this Agreement.
     10.2 Arbitration. Any dispute arising between the Parties out of or in connection with the implementation or interpretation of this Agreement shall, if not settled amicably within ninety (90) days from the date that the dispute arose, be finally settled by three (3) arbitrators. Each Party shall be entitled to appoint one (1) arbitrator and the two (2) so appointed shall appoint the third arbitrator in accordance with the Indian Arbitration and Conciliation Act, 1996. It is hereby agreed that Part I of the Indian Arbitration and Conciliation Act, 1996 (except for the provisions of Section 9 thereof) shall not apply to the arbitration under this Agreement. The language of the arbitration proceedings shall be English and its place shall be Singapore. The arbitral award or determination shall be final and subject to no appeal and shall deal with the question of costs of arbitration and all matters related thereto.
The Parties agree that it would be impossible or inadequate to measure and calculate their damages from any breach of the Agreement though great and irreparable. Accordingly, each Party agrees

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
that if the other Party breaches this Agreement, the non-breaching party will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and specific performance of any provision of this Agreement.
     10.3 Equitable Claims. Notwithstanding anything to the contrary in this Article 10, either Party has the right to seek temporary injunctive relief or any other interim equitable remedy in any court of competent jurisdiction as may be available to such Party under the laws applicable to such jurisdiction that may be necessary to protect the rights or property of that Party until such time as any dispute underlying such temporary injunctive relief or any other interim equitable remedy has been resolved in accordance with Section 10.2.
     10.4 Governing Law. The substantive laws of India will govern the resolution of all disputes, controversies and claims under, arising out of or relating to the validity, construction, enforceability or performance of this Agreement and any related remedies, without giving effect to any choice of law rules.
     10.5 Award. Each Party will abide by any arbitral award rendered pursuant to this Article 10. If a Party resists enforcement of an arbitral award, any costs, fees or taxes incident to enforcement will be charged against that Party to the extent permitted by Law. Each Party will bear its own legal fees for arbitration, and the arbitrator(s) will assess their costs, fees and expenses against the Party losing the arbitration.
     10.6 Injunctive Relief. If a Party makes a sufficient showing under the rules and standards set forth in the rules of civil procedure and applicable Law, the arbitrator may, and the Parties will abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief. Notwithstanding the foregoing, and in accordance with Section 10.3, a Party will also be free at any time to bring an Equitable Claim to any court of competent jurisdiction without submitting such request to an arbitrator.
     10.7 Confidentiality. Any arbitration proceeding, including without limitation the existence of any dispute submitted to arbitration and any arbitral award or decision, will be Confidential Information of both Parties, and the arbitrator(s) will issue appropriate protective orders to safeguard each Party’s Confidential Information, provided that such Confidential Information may be disclosed solely as necessary in connection with the enforcement of an arbitral award or as otherwise required by Law (subject to Article 6).
ARTICLE 11
MISCELLANEOUS
     11.1 Entire Agreement. This Agreement (including its Exhibits) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understanding between the Parties with respect to such subject matter. No

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.
     11.2 Third Party Contractors. The Parties will perform their obligations under this Agreement as Third Party contractors and nothing contained in this Agreement will be construed to be inconsistent with such relationship or status. This Agreement will not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.
     11.3 Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (“Notice”) will be in writing, will refer specifically to this Agreement and will be deemed given only if sent by electronic mail (with receipt confirmed), facsimile transmission (with transmission confirmed) or by an internationally recognized delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 11.3 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.3. Any notice delivered by electronic mail or facsimile will be confirmed by a hard copy delivered as soon as practicable thereafter by an internationally recognized overnight delivery service. Such Notice will be deemed to have been given on the second Business Day (at the place of delivery) after deposit with an internationally recognized delivery service. This Section 11.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Novavax:	Novavax, Inc.
9920 Belaward Campus Drive
Rockville Maryland 20850
Attn: Ray Hage, Senior Vice President
Email: Rhage@Novavax.com
Facsimile No.: 240-268-2122

If to Company:	CPL Biologicals Private Limited
Cadila Corporate Campus
Sarkhej-Dholka Road
Bhat, Ahmedabad — 382210
Gujarat, India
Attn: Dr. Rajiv I. Modi, Managing Director
Email: rimodi@cadilapharma.co.in
Facsimile No.: +91 (02718) 225031
     11.4 Assignment.
          (a) Novavax may not assign this Agreement, in whole or in part, without the advance written consent of the Company; provided, however, that this Agreement shall be automatically assigned to Novavax’s successor in connection with the acquisition, merger or sale of Novavax or the sale, transfer, lease, assignment or disposal of all or substantially all of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
property or assets of Novavax, whether by way of a single transaction or a series of related transactions, and such successor shall be fully bound by the terms and conditions hereof.
          (b) The Company may not assign this Agreement, in whole or in part, without the advance written consent of Novavax; provided, however, that this Agreement shall be automatically assigned to the Company’s successor in connection with the sale, transfer, lease, assignment or disposal of all or substantially all of the property or assets of the Company , whether by way of a single transaction or a series of related transactions, including a Change in Control of the Company (as that term is defined in Schedule II of the Joint Venture Agreement), and such successor shall be fully bound by the terms and conditions hereof; provided that any such automatic assignment by Company within the scope of Schedule II of the Joint Venture Agreement shall only be effective if such transaction was approved by Novavax under and pursuant to the Joint Venture Agreement for so long as such approval rights of Novavax under the Joint Venture Agreement have not been terminated.
          (c) Any assignment or purported assignment by either Party in violation of this Section 11.4 will be null and void.
     11.5 Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement (except for the obligation to pay money) to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure will include conditions beyond the control of the Parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, Law or order of any government, war, civil commotion, labor strike or lock-out, acts of terrorism, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
     11.6 Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.
     11.7 No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party.
     11.8 Ambiguities. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.
     11.9 English Language. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement will be in the English language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     11.10 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.
     11.11 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by Law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect and shall be interpreted to give full effect to the commercial agreement between the Parties.
     11.12 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which will be deemed to be an original, and which collectively will be deemed to be one and the same instrument.
[Signature Page to Follow]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     In Witness Whereof, the Parties have by duly authorized persons executed this Agreement as of the Execution Date.

Novavax, Inc.		CPL Biologicals Private Limited

By:	/s/ Rahul Singhvi Rahul Singhvi	By:	/s/ Rajiv I. Modi Rajiv I. Modi
	President and CEO		Managing Director
[Signature Page to Amended and Restated Seasonal / Other License Agreement]